Exhibit 99.1


             Actuate Reports First Quarter 2004 Financial Results;
                     Achieves 6% Growth in License Revenues

    SOUTH SAN FRANCISCO, Calif.--(BUSINESS WIRE)--April 29, 2004--Actuate Corporation (Nasdaq:ACTU), the world leader in Enterprise Reporting Applications, today announced its financial results for the quarter ended March 31, 2004. Revenues for the first quarter of 2004 were $25.7 million, an increase of $538,000 (2%) compared with the first quarter of 2003. License revenues for the first quarter of 2004 were $11.5 million, an increase of 6% compared with the $10.9 million recorded in the first quarter of 2003.
    On a GAAP basis, Actuate's net loss in the first quarter of 2004 was $377,000, or $0.01 per share, an improvement of 55% compared with a net loss of $836,000, or $0.01 per share, reported for the first quarter of 2003. On a non-GAAP basis, Actuate's net income in the first quarter of 2004 was $581,000, or $0.01 per diluted share.
    Non-GAAP financial measures discussed in this press release exclude the amortization of intangibles and other costs arising from acquisitions, certain legal and accounting fees, restructuring charges and an adjustment to the tax provision. All of these expenses are included in Actuate's GAAP results.
    "Actuate was founded ten years ago because we recognized the astonishing long-term growth potential of the Enterprise Reporting market," said Pete Cittadini, Actuate's president and CEO. "From the outset, our guiding mission has been to understand the business drivers and meet the technology requirements for Enterprise Reporting better than anyone else. The depth and breadth of our experience boils down to one guiding principle: technology solutions that deliver decision-making information to enterprise users improve corporate performance only when they are adopted by 100% of those users."

    Significant Q1 highlights for Actuate included the following:

    --  Added 80 new customers;

    -- Recorded a 6% increase in license revenues compared with Q1 2003, the largest year-over-year percentage increase in over two years;

    -- Signed 57 transactions greater than $100,000, the highest number ever attained in any first fiscal quarter;

    --  Recorded one transaction greater than $1.0 million;

    -- Honored as "Technology Vendor of the Year" by KeyCorp, one of the largest U.S. bank-based financial services companies;

    -- Launched our North American Reseller Partner Program and recruited over 20 new resellers;

    --  Delivered initial support for Linux within the Enterprise
        Reporting Application Platform.

    During the first quarter of 2004, Actuate closed 80 new customers within its sales channels, including, among others, AON Warranty Services Japan, Biovail Pharmaceuticals, Capita Group, Electronic Arts, Emcor Group, Internal Revenue Service, Knights of Columbus, Kohl's Corporation, Kolon, KT Freetel, HCA Healthcare, Manulife, Nissan Motor Company, Omnicare Clinical Research, Toyota Financial Services, United Overseas Bank and Woori Bank.
    In the first quarter, Actuate received significant repeat orders from American Express, Bank of America, Bank of Montreal, Canadian Imperial Bank of Commerce, Charles Schwab, Citigroup, Household International, Lear Corporation, Nordstrom, Paymentech, State Street Bank and Trust, UnitedHealthGroup and Wachovia, among others.
    The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Actuate's management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP financial measures discussed in this press release exclude the amortization of intangibles and other costs arising from acquisitions, certain legal and accounting fees, restructuring charges and an adjustment to the tax provision. It is management's belief that these items are not indicative of ongoing operations and as a result, non-GAAP financial measures that exclude such items provide additional insight for investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company's GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings. Additionally, the non-GAAP reconciliation will be available in the investor relations section of Actuate's website at www.actuate.com.

    Conference Call Information

    Actuate will be holding a conference call at 2:00 p.m. Pacific Time, today, April 29, 2004 to discuss first quarter 2004 financial results. The dial-in number for the call is 973-528-0008. The conference call will be simultaneously broadcast live in the Investor Relations section of Actuate's web site at www.actuate.com and will be available as an archived replay at the same location until approximately May 12, 2004.

    About Actuate Corporation

    Actuate Corporation is the world leader in Enterprise Reporting Applications that ensure 100% adoption by users. Actuate's Enterprise Reporting Application Platform is the foundation on which Global 9000 organizations (companies with annual revenues greater than $1 billion) and packaged application software vendors develop intuitive, Web portal-like reporting and analytic applications that empower 100% of users with decision-making information. These applications are deployed inside and outside the firewall to improve corporate performance across a range of business functions including financial management, sales, human resource management, and customer self-service. When tested against other business intelligence products, Actuate's Enterprise Reporting Application Platform has been proven to offer industry-leading scalability and the lowest Total Cost of Ownership. Actuate has 2,800 customers globally in a range of industries including financial services, pharmaceuticals, insurance, and distribution services, as well as the government sector.
    Founded in 1993, Actuate has headquarters in South San Francisco, Calif., and has offices worldwide. Actuate is listed on the NASDAQ exchange under the symbol ACTU. For more information on Actuate, visit the company's Web site at www.actuate.com.

    The statements contained in this release that are not purely historical are forward looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, including statements regarding Actuate's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements in this release are based upon information available to Actuate as of the date hereof, and Actuate disclaims any obligation to update or revise any such forward-looking statements based on changes in expectations or the circumstances or conditions on which such expectations may be based. Actual results could differ materially from Actuate's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the general spending environment for information technology products and services in general and Enterprise Reporting Application software in particular, quarterly fluctuations in our revenues and other operating results, our ability to expand our international operations, our ability to successfully compete against current and future competitors, the impact of future acquisitions on the company's financial and/or operating condition, the ability to increase revenues through our indirect channels, general economic and geopolitical uncertainties and other risk factors that are discussed in Actuate's Securities and Exchange Commission filings, specifically Actuate's 2003 Annual Report on Form 10-K filed on March 11, 2004.

    Note to Editors: Actuate and the Actuate logo are registered trademarks of Actuate Corporation and/or its affiliates in the U.S. and certain other countries. All other brands, names or trademarks mentioned may be trademarks of their respective owners.



                          ACTUATE CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)



                                              March 31,   December 31,
                                               2004           2003
                                             -------------------------

                     ASSETS
Current assets:
  Cash, cash equivalents and short-term
   investments                               $ 45,868        $45,439
  Accounts receivable, net                     19,588         20,208
  Other current assets                          2,658          2,599
                                             -------------------------
Total current assets                           68,114         68,246
Property and equipment, net                     4,974          5,097
Goodwill and other intangibles                 25,860         26,525
Other assets                                    1,195          1,538
                                             -------------------------
                                             $100,143       $101,406
                                             =========================

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                           $  2,134       $  2,758
  Current portion of restructuring
   liabilities                                  2,517          2,198
  Accrued compensation                          4,287          4,402
  Other accrued liabilities                     4,817          4,772
  Income taxes payable                          1,228          1,241
  Deferred revenue                             25,556         25,790
                                             -------------------------
Total current liabilities                      40,539         41,161
                                             -------------------------
Restructuring liabilities, net of
 current portion                               14,494         15,064
Stockholders' equity                           45,110         45,181
                                             -------------------------
                                             $100,143       $101,406
                                             =========================




                          ACTUATE CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)
                              (unaudited)



                                                 Three Months Ended
                                                      March 31
                                               -----------------------
                                                  2004        2003
                                               -----------------------
Revenues:
  License fees                                  $11,477      $10,856
  Services                                       14,191       14,274
                                               -----------------------
Total revenues                                   25,668       25,130
                                               -----------------------

Costs and expenses:
  Cost of license fees                            1,100          611
  Cost of services                                6,089        5,903
  Sales and marketing                            10,294       11,188
  Research and development                        5,191        4,569
  General and administrative                      2,673        3,742
  Amortization of other intangibles                 282          770
  Restructuring charges                             586
                                               -----------------------
Total costs and expenses                         26,215       26,783
                                               -----------------------
Income (loss) from operations                      (547)      (1,653)
Interest and other income, net                      170          159
                                               -----------------------
Income (loss) before income taxes                  (377)      (1,494)
Income taxes benefit                                            (658)
                                               -----------------------
Net income (loss)                                $ (377)      $ (836)
                                               =======================
Basic net income (loss) per share                $(0.01)      $(0.01)
                                               =======================
Shares used in basic per share calculation       61,358       60,227
                                               =======================
Diluted net income (loss) per share              $(0.01)      $(0.01)
                                               =======================
Shares used in diluted per share calculation     61,358       60,227
                                               =======================



                          ACTUATE CORPORATION
                   NON-GAAP SUPPLEMENTAL INFORMATION
                 (in thousands, except per share data)
                              (unaudited)

                                                 Three Months Ended
                                                      March 31
                                               -----------------------
                                                  2004        2003
                                               -----------------------
Supplemental information:
  Net income (loss)                               $(377)       $(836)
Add back charges:
  Amortization of other intangibles and
   costs related to acquisitions                    720          996
  Certain legal and accounting fees (1)              --        1,685
  Restructuring charges                             586           --
                                               -----------------------
Total add back charges                            1,306        2,681
                                               -----------------------
Adjustment for income taxes (2)                    (348)      (1,103)
                                               -----------------------
Non-GAAP net income                                $581         $742
                                               =======================

Non-GAAP basic net income per share               $0.01        $0.01
                                               =======================

Shares used in basic per share calculation       61,358       60,227
                                               =======================

Non-GAAP diluted net income per share             $0.01        $0.01
                                               =======================

Shares used in diluted per share calculation     65,164       60,998
                                               =======================

(1) Legal costs related to the litigation with MicroStrategy, Incorporated.

(2) The provision for income taxes used in arriving at the non-
GAAP net income for all of the periods presented was computed using an income tax rate of 37.5%. The amount of provision for income taxes used in arriving at the non-GAAP net income does not reflect the actual or future expected provision for income taxes.



                   ACTUATE CORPORATION
          CONSOLIDATED STATEMENTS OF CASH FLOWS
                     (in thousands)
                       (unaudited)
                                                  Three Months Ended
                                                      March 31
                                                    2004       2003
                                                ----------------------
Operating activities
  Net income (loss)                               $(377)      $(836)
  Adjustments to reconcile net loss to
   net cash from operating activities:
     Amortization of deferred compensation                       26
     Amortization of other intangibles              665         996
     Depreciation                                   574         843
  Changes in operating assets and liabilities:
     Accounts receivable                            620       2,890
     Other current assets                           (59)        668
     Accounts payable                              (625)      1,301
     Accrued compensation                          (115)     (1,026)
     Other accrued liabilities                       45         656
     Income taxes payable                           (13)       (655)
     Restructuring liabilities                     (251)     (1,186)
     Deferred revenue                              (234)       (366)
                                                ----------------------
Net cash provided by operating activities           230       3,311
                                                ----------------------

Investing activities
     Purchases of property and equipment           (451)       (479)
     Proceeds from maturity of short-term
      investments                                29,388      12,028
     Purchases of short-term investments        (13,499)    (14,421)
     Net change in other assets                     343        (187)
                                                ----------------------
Net cash used in investing activities            15,781      (3,059)
                                                ----------------------

Financing activities
     Proceeds from issuance of common stock         426       1,344
                                                ----------------------
Net cash provided by financing activities           426       1,344
                                                ----------------------
Net decrease in cash and cash equivalents        16,437       1,596
Effect of exchange rate on cash                    (119)        (31)
Cash and cash equivalents at the beginning of
 the period                                       8,950      23,595
                                                ----------------------
Cash and cash equivalents at the end of
 the period                                     $25,268     $25,160
                                                ======================



    CONTACT: Actuate Corporation
             Keren Ackerman, 650-837-4545
             kackerman@actuate.com